                                                                    EXHIBIT 99.1

                     CAL FED BANCORP INC. AND SUBSIDIARIES

                       MORTGAGE AND EQUITY LOAN PORTFOLIO

                               SEPTEMBER 30, 1996
                             (DOLLARS IN MILLIONS)

                                                                               OTHER
                         RESIDENTIAL  MULTI-   SHOPPING  OFFICE   COMMERCIAL/  INCOME     TOTAL
          STATE           1-4 UNITS   FAMILY   CENTERS  BUILDINGS INDUSTRIAL  PROPERTY REAL ESTATE   %
          -----          ----------- --------  -------- --------- ----------- -------- ----------- -----
California(1)...........  $7,118.0   $1,175.9   $70.6    $140.9     $250.9     $13.0    $ 8,769.3   87.7%
Florida.................     416.7       26.8     3.0       1.6        4.4       1.6        454.1    4.5
Nevada..................     198.3       39.4     2.6       2.1         --       0.6        243.0    2.4
Georgia.................      70.6        7.6     0.2       1.2         --       0.5         80.1    0.8
Arizona.................      30.3       14.9      --       0.4         --       0.2         45.8    0.5
Texas...................      39.0        1.6      --        --         --        --         40.6    0.4
New Jersey..............      34.9         --      --        --         --        --         34.9    0.4
Washington..............      29.6        4.8      --        --         --        --         34.4    0.4
New York................      33.7        0.1      --        --         --        --         33.8    0.3
Connecticut.............      32.6         --      --        --         --        --         32.6    0.3
Colorado................      29.4         --      --       1.4         --        --         30.8    0.3
Michigan................      25.6         --      --        --         --        --         25.6    0.3
Illinois................      23.2        1.0      --        --         --        --         24.2    0.2
Massachusetts...........      22.3         --      --        --         --        --         22.3    0.2
Virginia................      18.8         --      --        --         --        --         18.8    0.2
Maryland................      13.8         --      --        --         --        --         13.8    0.1
Oregon..................      11.0        2.3      --        --         --        --         13.3    0.1
Other(2)................      82.5        0.3      --       1.2         --       0.7         84.7    0.9
                          --------   --------   -----    ------     ------     -----    ---------  -----
    Total...............  $8,230.3   $1,274.7   $76.4    $148.8     $255.3     $16.6    $10,002.1  100.0%
                          ========   ========   =====    ======     ======     =====    =========  =====
Percentage of Total.....      82.3%      12.7%    0.8%      1.5%       2.5%      0.2%       100.0%
                          ========   ========   =====    ======     ======     =====    =========
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(1) See Exhibit 99.2 for a comprehensive analysis of mortgage and equity loans secured by collateral located in California.

(2) Includes states with totals less than $10 million.

(3)Mortgage and equity loan portfolio................................ $10,002.1
  Business banking...................................................       7.8
  Consumer...........................................................     195.7
                                                                      ---------
  Gross loans receivable.............................................  10,205.6
  Deferred costs, discounts and other items, net.....................      19.6
  Allowance for loan losses..........................................    (170.1)
                                                                      ---------
                                                                      $10,055.1
                                                                      =========
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